WESTMORELAND COAL COMPANY
                          ITEM 14 - EXHIBIT 21
                   For the year ended December 31, 1993


       SUBSIDIARY NAME            STATE OF INCORPORATION

Cleancoal Terminal Company              Delaware
Criterion Coal Company                  Delaware
Deane Processing Company                Delaware
Eastern Coal & Coke Company             Pennsylvania
ECC Leasing Corp.                       Delaware
Kentucky Criterion Coal Company         Delaware
Pine Branch Mining Incorporated         Delaware
Roda-Dendron Coal Company               Delaware
Triport Tool Corporation                Delaware
WEI-Ft. Lupton, Inc.                    Delaware
WEI-Indiana, Inc.                       Delaware
WEI-Rensselaer, Inc.                    Delaware
WEI-Roanoke Valley, Inc.                Delaware
Westmoreland Coal Sales Company, Inc.   Delaware
Westmoreland Energy, Inc.               Delaware
Westmoreland Resources, Inc.            Delaware
Westmoreland Terminal Company           Delaware
Westmoreland-Altavista, Inc.            Delaware
Westmoreland-Buena Vista, Inc.          Delaware
Westmoreland-Covington, Inc.            Delaware
Westmoreland-Fort Drum, Inc.            Delaware
Westmoreland-Franklin, Inc.             Delaware
Westmoreland-Greeley, Inc.              Delaware
Westmoreland-Hopewell, Inc.             Delaware